Team Financial, Inc.

NEWS

FOR IMMEDIATE RELEASE	For More Information Contact:
Michael L. Gibson
President of Investments/CFO
Team Financial, Inc.
(800) 880-6262 Extension 305
mike.gibson@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly Results

PAOLA, Kansas, July 24, 2003 – Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $974,000, or $.24 basic and diluted income per share, for the three months ended June 30, 2003, a decrease of 14%, compared to $1,131,000, or $.27 basic and diluted income per share, for the three months ended June 30, 2002.  Net income for the six months ended June 30, 2003 was $1,965,000, or $.48 basic and diluted income per share, a decrease of 21%, compared to $2,489,000, or $.60 basic and $.59 diluted income per share, for the six months ended June 30, 2002.

The Company continues to solidify its position as a small to mid-sized business lender in the metropolitan areas of Kansas City; Omaha, Nebraska; and Colorado Springs, Colorado.  This continued emphasis generated a $12.0 million, or 6% increase in commercial loans to $203.4 million at June 30, 2003, compared to $191.4 million at December 31, 2002.  This favorable trend has resulted in a $39.6 million, or 24% increase in commercial loans from December 31, 2001, and an $80.6 million, or 66% increase in commercial loans from December 31, 2000.  The mix of commercial loans in the Company’s portfolio has increased from 37% at December 31, 2000, to 59% at June 30, 2003.

“We are pleased with the success we have had in strengthening our franchise in our metropolitan markets and look for these trends to continue with the help of our organization wide sales training program implemented in the fourth quarter of 2002.  The early results from the program continue to exceed our expectations.  Also highlighting the quarter was continued robust mortgage origination and refinancing, which lead to a 92% increase in gain on sale of mortgage loans for the quarter and a 50% increase for the first six months this year.  We are also experiencing positive results from our insurance agency acquisition in December of 2002.  While we are still in the early stages of integrating this acquisition, we are pleased with the current progress and its accretion to earnings for the first half of the year.  While we have taken many positive steps in executing our plans to strengthen our company for future growth in assets and earnings, we continue to aggressively work on the challenges presented from the increase in our non-performing loans as well as the impact our declining net interest margin has had on our current period earnings,” noted Chairman and Chief Executive Officer, Robert J. Weatherbie.

Net interest income decreased 18% for the quarter and 15% for the first six months of the year with corresponding declines in net interest margin.  Net interest margin declined to 3.14% for the quarter ended June 30, 2003, compared to 3.97% for the same quarter in 2002.  Net interest margin declined to 3.29% for the six months ended June 30, 2003, compared to 3.91% for the six months ended June 30, 2002.

The Company’s non-performing loans increased $3.2 million to $7.8 million, or 2.27% of total loans at June 30, 2003, compared to $4.6 million or 1.34% of total loans at December 31, 2002.  The increase in non-performing loans included three credit relationships.  These relationships were comprised of $2.7 million to a company that develops residential properties, $639,000 to an aluminum extrusion company in bankruptcy, and $489,000 to a local grocery store chain in liquidation.  At June 30, 2003, these loans were fully collateralized or specifically reserved for.

During the second quarter ended June 30, 2003, the Company closed its 2809 South 160th Street branch location in Omaha, Nebraska.  The Company has had consistent growth from the Omaha, Nebraska market and intends to reallocate the resources from this branch to a more viable location within Omaha over the next 24 months.  The Company incurred a $258,000 charge to income to terminate the building lease and dispose of the fixed assets.

The Company experienced a 34% increase in non-interest income for the quarter ended June 30, 2003, and a 45% increase for the six months ended June 30, 2003.  The increase in non-interest income is primarily attributable to the additional insurance revenue from the insurance agency acquisition completed in December 2002.

The Company continues its efforts in controlling non-interest expense, which decreased 1% for the three and six months ended June 30, 2003, excluding operations of the acquired insurance agency.

Team Financial, Inc. is a financial services company with $650 million in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, the Tulsa, Oklahoma metropolitan area, and in Colorado Springs, Colorado.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, employee benefit insurance services, property and casualty insurance services, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 800-880-6262, ext. 305.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

Team Financial, Inc. And Subsidiaries

Consolidated Statements of Financial Condition

(In Thousands)

(Unaudited)

	June 30, 2003	December 31, 2002
ASSETS

Cash and due from banks	$23,997	$18,298
Federal funds sold and interest bearing bank deposits	1,415	17,260
Cash and cash equivalents	25,412	35,558

Investment securities
Available for sale, at fair value (amortized cost of $221,062 and $218,037 at June 30, 2003 and December 31, 2002, respectively)	226,631	224,052
Total investment securities	226,631	224,052

Loans receivable, net of unearned fees	342,750	340,986
Allowance for loan losses	(4,644)	(4,611)
Net loans receivable	338,106	336,375

Accrued interest receivable	3,830	4,053
Premises and equipment, net	12,910	12,219
Assets acquired through foreclosure	1,366	1,770
Goodwill	14,538	14,407
Intangible assets, net of accumulated amortization	6,049	6,579
Bank owned life insurance policies	17,371	16,968
Other assets	3,294	3,888

Total assets	$649,507	$655,869

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Checking deposits	$164,248	$172,886
Savings deposits	32,616	31,212
Money market deposits	52,372	54,485
Certificates of deposit	201,504	197,022
Total deposits	450,740	455,605
Federal funds purchased and securities sold under agreements to repurchase	5,714	4,401
Federal Home Loan Bank advances	111,271	112,331
Notes payable	4,376	6,455
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debentures	15,525	15,525
Accrued expenses and other liabilities	9,055	9,724

Total liabilities	596,681	604,041

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,448,888 and 4,442,210 shares issued; 4,094,305 and 4,107,627 shares outstanding at June 30, 2003 and December 31, 2002, respectively	27,443	27,393
Capital surplus	182	211
Retained earnings	24,766	23,290
Treasury stock, 354,583 and 334,583 shares of common stock at cost at June 30, 2003, and December 31, 2002, respectively	(3,239)	(3,034)
Accumulated other comprehensive income	3,674	3,968

Total stockholders’ equity	52,826	51,828

Total liabilities and stockholders’ equity	$649,507	$655,869

Team Financial, Inc. And Subsidiaries

Consolidated Statements of Operations

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002
Interest Income:
Interest and fees on loans	$5,802	$6,626	$11,767	$13,597
Taxable investment securities	1,715	2,482	3,669	4,866
Nontaxable investment securities	265	229	512	444
Other	34	88	82	197

Total interest income	7,816	9,425	16,030	19,104

Interest Expense:
Deposits
Checking deposits	143	266	316	552
Savings deposits	63	133	133	301
Money market deposits	151	254	320	490
Certificates of deposit	1,402	2,080	2,870	4,408
Federal funds purchased and securities sold under agreements to repurchase	11	15	22	29
FHLB advances payable	1,245	870	2,485	1,750
Notes payable	49	91	104	180
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debentures	377	377	754	754

Total interest expense	3,441	4,086	7,004	8,464

Net interest income before provision for loan losses	4,375	5,339	9,026	10,640

Provision for loan losses	142	178	487	334

Net interest income after provision for loan losses	4,233	5,161	8,539	10,306

Non-Interest Income:
Service charges	896	951	1,701	1,805
Trust fees	145	145	274	287
Insurance agency commissions	1,174	—	2,310	—
Gain on sales of mortgage loans	771	402	1,422	947
Gain (loss) on sales of investment securities	149	40	150	66
Gain (loss) on sale (disposal) of branch assets	(258)	452	(258)	452
Other	652	643	1,334	1,232

Total non-interest income	3,529	2,633	6,933	4,789

Non-Interest Expenses:
Salaries and employee benefits	3,539	2,925	6,983	5,864
Occupancy and equipment	672	578	1,389	1,156
Data processing	511	512	981	982
Professional fees	304	241	615	564
Marketing	107	64	198	116
Supplies	102	92	210	181
Intangible asset amortization	347	199	676	335
Conversion	50	2	50	6
Other	911	902	1,818	1,713

Total non-interest expenses	6,543	5,515	12,920	10,917

Income before income taxes	1,219	2,279	2,552	4,178

Income taxes	245	1,148	587	1,689

Net income	$974	$1,131	$1,965	$2,489

Shares applicable to basic income per share	4,094,305	4,175,160	4,100,025	4,178,169

Basic income per share	$0.24	$0.27	$0.48	$0.60

Shares applicable to diluted income per share	4,121,775	4,200,551	4,127,620	4,195,698

Diluted income per share	$0.24	$0.27	$0.48	$0.59

Team Financial, Inc. And Subsidiaries

Selected Ratios and Other Data

(Unaudited)

	As of and For Three Months Ended June 30		As of and For Six Months Ended June 30
Selected Data	2003	2002	2003	2002

Performance Ratios

Return On Average Assets	0.60%	0.68%	0.61%	0.74%

Return On Average Equity	7.42%	9.35%	7.57%	10.58%

Average Equity To Average Assets	8.13%	7.32%	8.06%	7.01%

Net Interest Margin On Average Earning Assets During The Period (Tax Equivalent)	3.14%	3.97%	3.29%	3.91%

Efficiency Ratio	80.16%	73.34%	79.67%	72.89%

Book Value Per Share	$12.90	$11.77

Tangible Book Value Per Share	$7.99	$9.43

Asset Quality Ratios

Non Performing Loans As A Percent Of Total Loans	2.27%	1.53%

Non Performing Assets As A Percent Of Total Assets	1.41%	1.00%

Allowance For Loan Losses As A Percent Of Total Loans	1.36%	1.35%

Allowance For Loan Losses As A Percent Of Non Performing Loans	59.68%	88.27%

(1)          Excludes the (loss) gain on sale or disposal of branch assets of ($255,000) and $452,000 for the six months ended June 30, 2003 and June 30, 2002, repectively